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                                                                    Exhibit 23.3



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


  As independent public accountants, we hereby consent to the use of our report on Physicians Home Health Network, Inc. dated December 23, 1994, and to all references to our Firm included in or made part of this registration statement.



                                                  /s/ Ifft & Barber, Chartered

                                                  IFFT & BARBER, CHARTERED


Leawood, Kansas
  August 26, 1996